UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2016
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
WISCONSIN	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 3, 2016, Sensient Natural Ingredients LLC and Sensient Colors LLC, each a wholly-owned subsidiary of Sensient Technologies Corporation, entered into a Receivables Sale Agreement (the “Receivables Sale Agreement”) with Sensient Receivables LLC, a wholly-owned subsidiary of Sensient Colors. On that date, Sensient Receivables and Sensient Technologies also entered into a Receivables Purchase Agreement (the “Receivables Purchase Agreement”) among Sensient Receivables, as seller, Sensient Technologies, as the servicer, and Wells Fargo Bank, National Association (“Wells Fargo”), as the purchaser.  In addition, on that date, Sensient Technologies entered into a Performance Undertaking (the “Performance Undertaking”) in favor of Sensient Receivables and its successors and permitted assigns (including Wells Fargo). Together, the Receivables Sale Agreement, the Receivables Purchase Agreement and the Performance Undertaking establish the terms and conditions of a trade receivables securitization program (the “Receivables Securitization Program”).

Under the Receivables Securitization Program, Sensient Natural Ingredients and Sensient Colors will, from time to time on a revolving basis, sell without recourse certain trade receivables (the “Receivables”) to Sensient Receivables. Sensient Receivables was formed for the sole purpose of buying and selling Receivables generated by Sensient Natural Ingredients and Sensient Colors. Sensient Receivables will, from time to time on a revolving basis, sell the Receivables in their entirety to Wells Fargo. Sensient Technologies guarantees the obligations of Sensient Natural Ingredients and Sensient Colors to Sensient Receivables and its successors and permitted assigns (including Wells Fargo) under the Performance Undertaking. The Receivables Securitization Program expires on October 2, 2017.

The maximum aggregate amount Wells Fargo purchases under the Receivables Securitization Program for outstanding uncollected Receivables at any time is $40 million. A portion of the purchase price for the Receivables will be paid by Wells Fargo to Sensient Receivables in cash and the balance will take the form of a deferred purchase price, which will be satisfied from the ultimate collection of the Receivables after payment of certain fees and other costs. Sensient Technologies will continue to service the Receivables for a servicing fee, and as such administer, collect and otherwise enforce the Receivables on behalf of Wells Fargo. If Sensient Technologies, Sensient Receivables, Sensient Natural Ingredients, and/or Sensient Colors receive payments made by obligors on the Receivables sold to Wells Fargo, they are required to remit those payments to an account controlled by Wells Fargo.

Sensient Technologies accounts for sales of the Receivables as true sales, and the Receivables that are sold are removed from Sensient Technologies’ consolidated balance sheet. The cash received is reflected as cash provided by operating activities on Sensient Technologies’ consolidated statement of cash flows. Additionally, the Receivables Securitization Program contains certain cross-default provisions whereby an amortization event could occur if Sensient Technologies breaches or defaults under certain provisions of Sensient Technologies’ credit agreement.

The foregoing summary is qualified in its entirety by reference to the Receivables Sale Agreement, the Receivables Purchase Agreement and the Performance Undertaking.  For a complete description of the terms and conditions of the Receivables Securitization Program, please refer to the Receivables Sale Agreement, the Receivables Purchase Agreement and the Performance Undertaking, which are filed with this Form 8-K as Exhibits 10.1 through 10.3, respectively, and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit 10.1:	Receivables Sale Agreement, dated as of October 3, 2016, among Sensient Natural Ingredients LLC, Sensient Colors LLC and Sensient Receivables LLC
Exhibit 10.2:	Receivables Purchase Agreement, dated as of October 3, 2016, among Sensient Receivables LLC, Sensient Technologies Corporation and Wells Fargo Bank, National Association
Exhibit 10.3:	Performance Undertaking, made as of October 3, 2016, by Sensient Technologies Corporation in favor of Sensient Receivables LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)

By:	/s/ John J. Manning
Name:	John J. Manning
Title:	Vice President, General Counsel and Secretary
Date:	October 5, 2016

EXHIBIT INDEX

Exhibit 10.1:	Receivables Sale Agreement, dated as of October 3, 2016, among Sensient Natural Ingredients LLC, Sensient Colors LLC and Sensient Receivables LLC
Exhibit 10.2:	Receivables Purchase Agreement, dated as of October 3, 2016, among Sensient Receivables LLC, Sensient Technologies Corporation and Wells Fargo Bank, National Association
Exhibit 10.3:	Performance Undertaking, made as of October 3, 2016, by Sensient Technologies Corporation in favor of Sensient Receivables LLC